BRITISH COLUMBIA
The Best Place on Earth

Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**June 4, 2009 12:00 PM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on June 4, 2009 12:00 PM Pacific Time**

NOTICE OF ALTERATION

corporation Number:
BC0649186

Name of Company:
NEUROKINE PHARMACEUTICALS INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

AUTHORIZED SHARE STRUCTURE

1.	200,000,000	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached